                                                                      EXHIBIT 9b

              TRANSFER AGENCY AND SHAREHOLDER SERVICES AGREEMENT

         AGREEMENT made as of the 1st day of August, 1995 between THE HIGHMARK GROUP (the "Trust"), a Massachusetts business trust having its principal place of business at 1900 East Dublin-Granville Road, Columbus, OH 43229, and BISYS FUND SERVICES OHIO, INC. ("BISYS Fund Services"), a corporation organized under the laws of the State of Ohio and having its principal place of business at 1900 East Dublin-Granville Road, Columbus, OH 43229.

         WHEREAS, the Trust desires that BISYS Fund Services perform certain services for the Trust, and for its series denominated as funds and whose shares of beneficial interest currently comprise the shares of the Trust identified on Schedule A hereto (individually referred to herein as a "Fund" and collectively as the "Funds"); and

         WHEREAS, BISYS Fund Services is willing to perform such services on the terms and conditions set forth in this Agreement;

         NOW, THEREFORE, in consideration of the mutual premises and covenants herein set forth, the parties agree as follows:

         1. SERVICES; USE OF SUBTRANSFER AGENTS. BISYS Fund Services shall perform for the Trust the services set forth in Schedule B hereto, including services as Transfer Agent and Shareholder Servicing Agent.

         BISYS Fund Services also agrees to perform for the Trust such special services incidental to the performance of the services enumerated herein as agreed to by the parties from time to time. BISYS Fund Services shall perform such additional services as are provided on an amendment to Schedule B hereof, in consideration of such fees as the parties hereto may agree.

         BISYS Fund Services may, in its discretion, appoint in writing other parties qualified to perform transfer agency and shareholder services (individually, a "Subtransfer Agent") to carry out some or all of its responsibilities under this Agreement with respect to a Fund; provided, however, that the Subtransfer Agent shall be the agent of BISYS Fund Services and not the agent of the Trust or such Fund, and that BISYS Fund Services shall be fully responsible for the acts of such Subtransfer Agent and shall not be relieved of any of its responsibilities hereunder by the appointment of such Subtransfer Agent.

         2. FEES. The Trust shall pay BISYS Fund Services for the services to be provided by BISYS Fund Services under this Agreement in accordance with, and in the manner set forth in, Schedule D hereto. BISYS Fund Services will not change the fees it charges pursuant to the fee schedule until the expiration of one year from the Effective Date of this Agreement (as defined below), unless the Trust otherwise agrees to such change in writing; thereafter, BISYS Fund Services may change its fees only upon the written consent of the Trust. Fees for any additional

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THE HIGHMARK GROUP             TRANSFER AGENCY AND SHAREHOLDER SERVICE AGREEMENT
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services to be provided by BISYS Fund Services pursuant to an amendment to
Schedule B hereto shall be subject to mutual agreement at the time such amendment to Schedule B is proposed.

         3. REIMBURSEMENT OF EXPENSES. In addition to paying BISYS Fund Services the fees described in Section 2 hereof, the Trust agrees to reimburse BISYS Fund Services for BISYS Fund Services's out-of-pocket expenses in providing services hereunder, including without limitation the following:

         a. All freight and other delivery and bonding charges incurred by BISYS Fund Services in delivering materials to and from the Trust and in delivering all materials to shareholders;

         b. All direct telephone, telephone transmission and telecopy or other electronic transmission expenses incurred by BISYS Fund Services in communication with the Trust, the Trust's investment adviser or custodian, dealers, shareholders, or others as required for BISYS Fund Services to perform the services to be provided hereunder;

         c. Costs of postage, couriers, stock computer paper, statements, labels, envelopes, checks, reports, letters, tax forms, proxies, notices or other form of printed material which shall be required by BISYS Fund Services for the performance of the services to be provided hereunder;

         d. The cost of microfilm or microfiche of records or other materials; and

         e. Any expenses BISYS Fund Services shall incur at the written direction of an officer of the Trust thereunto duly authorized.

         4. EFFECTIVE DATE. This Agreement shall become effective with respect to a Fund as of the date first written above (the "Effective Date").

         5. TERM. This Agreement shall continue in effect with respect to a Fund, unless earlier terminated by either party hereto as provided hereunder, for an initial term of one year from the Effective Date. Thereafter, this Agreement shall continue in effect unless either party hereto terminates this Agreement with respect to a Fund by giving 90 days' written notice to the other party, whereupon this Agreement with respect to that Fund shall terminate automatically upon the expiration of said 90 days; provided, however, that after such termination, for so long as BISYS Fund Services, with the written consent of the Trust, in fact continues to perform any one or more of the services contemplated by this Agreement or any Schedule or exhibit hereto, the provisions of this Agreement, including without limitation the provisions dealing with indemnification, shall continue in full force and effect. Fees and out-of-pocket expenses incurred by BISYS Fund

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THE HIGHMARK GROUP             TRANSFER AGENCY AND SHAREHOLDER SERVICE AGREEMENT
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Services but unpaid by the Trust upon such termination shall be immediately due and payable upon and notwithstanding such termination. BISYS Fund Services shall be entitled to collect from the Trust, in addition to the fees and disbursements provided by Paragraphs 2 and 3 hereof, the amount of all of BISYS Fund Services' cash disbursements and a reasonable fee (which fee shall be not less than the sum of the actual costs incurred by BISYS Fund Services in performing such service and 2 percent of such costs) for services in connection with BISYS Fund Services' activities in effecting such termination, including without limitation, the delivery to the Trust and/or its distributors or investment advisers and/or other parties, of the Trust's property, records, instruments and documents, or any copies thereof. Subsequent to such termination for a reasonable fee, BISYS Fund Services will provide the Trust with reasonable access to any Trust documents or records remaining in its possession.

         6. BISYS FUND SERVICES' RELIANCE ON RECORDS AND INSTRUCTIONS. BISYS Fund Services may rely on any written records or instructions provided to it by the Trust or the investment adviser and on any written records provided by any prior transfer agent or custodian thereof, and a Fund agrees to indemnify BISYS Fund Services and hold it, its employees, officers, directors and agents harmless from and against any and all claims, demands, actions, suits, judgments, liabilities, losses, damages, costs, charges, counsel fees and other expenses of every nature arising out of or in any way relating to any actions taken by BISYS Fund Services with respect to such Fund in reasonable reliance upon such records or instructions.

         7. UNCONTROLLABLE EVENTS. BISYS Fund Services assumes no responsibility hereunder, and shall not be liable, for any damage, loss of data, delay or any other loss whatsoever caused by events beyond its reasonable control.

         8. STANDARD OF CARE. BISYS Fund Services shall use its best efforts to ensure the accuracy of all services performed under this Agreement, but shall not be liable to the Trust for any action taken or omitted by BISYS Fund Services in the absence of bad faith, willful misconduct or gross negligence.

         9. LEGAL ADVICE. BISYS Fund Services shall notify the Trust at any time BISYS Fund Services believes that it is in need of the advice of counsel (other than counsel in the regular employ of BISYS Fund Services or any affiliated companies) with regard to BISYS Fund Services' responsibilities and duties pursuant to this Agreement; and after so notifying the Trust, BISYS Fund Services, at its discretion, shall be entitled to seek, receive and act upon advice of legal counsel of its choosing, such advice to be at the expense of the Trust or the Fund involved unless such advice relates to a matter involving BISYS Fund Services' willful misconduct or gross negligence with respect to BISYS Fund Services' responsibilities and duties hereunder, and BISYS Fund Services shall in no event be liable to the Trust or the Fund involved or any shareholder or

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THE HIGHMARK GROUP             TRANSFER AGENCY AND SHAREHOLDER SERVICE AGREEMENT
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beneficial owner of the Trust or such Fund for any action reasonably taken pursuant to such advice.

         10. INSTRUCTIONS. Whenever BISYS Fund Services is requested or authorized to take action hereunder pursuant to instructions from a shareholder concerning an account in the Trust, BISYS Fund Services shall be entitled to rely upon any certificate, letter or other instrument or communication, whether in writing or by electronic or telephone transmission, believed by BISYS Fund Services to be genuine and to have been properly made, signed or authorized by an officer or other authorized agent of the Trust or by the shareholder, as the case may be, and shall be entitled to receive as conclusive proof of any fact or matter required to be ascertained by it hereunder a certificate signed by an officer of the Trust or any other person authorized by the Trust's Board of Trustees or by the shareholder, as the case may be.

         As to the services to be provided hereunder, BISYS Fund Services may rely conclusively upon the terms of the Prospectus of a Fund and the Statement of Additional Information of the Trust to the extent that such services are described therein unless BISYS Fund Services receives written instructions to the contrary in a timely manner from the Trust.

         11. INDEMNIFICATION. A Fund agrees to indemnify and hold harmless BISYS Fund Services, its employees, agents, directors, officers and nominees from and against any and all claims, demands, actions and suits, whether groundless or otherwise, and from and against any and all judgments, liabilities, losses, damages, costs, charges, counsel fees and other expenses of every nature and character arising out of or in any way relating to BISYS Fund Services' actions taken or non-actions with respect to the performance of services under this Agreement with respect to such Fund or based, if applicable, upon information, instructions or requests with respect to such Fund given or made to BISYS Fund Services by an officer of the Trust thereunto duly authorized; provided that this indemnification shall not apply to actions or omissions of BISYS Fund Services in cases of its own willful misconduct or negligence, and further provided that prior to confessing any claim against it which may be the subject of this indemnification, BISYS Fund Services shall give the Trust written notice of and reasonable opportunity to defend against said claim in its own name or in the name of BISYS Fund Services.

         12. RECORD RETENTION AND CONFIDENTIALITY. BISYS Fund Services shall keep and maintain on behalf of the Trust all records which the Trust or BISYS Fund Services is, or may be, required to keep and maintain pursuant to any applicable statutes, rules and regulations, including without limitation Rules 31a-1 and 31a-2 under the Investment Company Act of 1940, relating to the maintenance of records in connection with the services to be provided hereunder. BISYS Fund Services agrees to make such records available for inspection by the Trust or by the Securities and Exchange Commission at reasonable times and otherwise to keep confidential all records and other information relative to the Trust and its shareholders; except when requested

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                                                                               4
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THE HIGHMARK GROUP             TRANSFER AGENCY AND SHAREHOLDER SERVICE AGREEMENT
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to divulge such information by duly constituted authorities or court process, or requested by a shareholder with respect to information concerning an account as to which such shareholder has either a legal or beneficial interest or when requested by the Trust, the shareholder, or the dealer of record as to such account.

         13. REPORTS. BISYS Fund Services will furnish to the Trust and to its properly authorized auditors, investment advisers, examiners, distributors, dealers, underwriters, salesman, insurance companies and others designated by the Trust in writing, such reports at such times as are prescribed in Schedule C attached hereto, or as subsequently agreed upon by the parties pursuant to an amendment to Schedule C. The Trust agrees to examine each such report or copy promptly and will report or cause to be reported any errors or discrepancies therein no later than three business days from the receipt thereof. In the event that errors or discrepancies, except such errors and discrepancies as may not reasonably be expected to be discovered by the recipient within three days after conducting a diligent examination, are not so reported within the aforesaid period of time, a report will for all purposes be accepted by and binding upon the Trust and any other recipient, and BISYS Fund Services shall have no liability for errors or discrepancies therein and shall have no further responsibility with respect to such report except to perform reasonable corrections of such errors and discrepancies within a reasonable time after requested to do so by the Trust.

         14. RIGHTS OF OWNERSHIP. All computer programs and procedures developed to perform services required to be provided by BISYS Fund Services under this Agreement are the property of BISYS Fund Services. All records and other data except such computer programs and procedures are the exclusive property of the Trust and all such other records and data will be furnished to the Trust in appropriate form as soon as practicable after termination of this Agreement for any reason.

         15. RETURN OF RECORDS. BISYS Fund Services may at its option at any time, and shall promptly upon the Trust's demand, turn over to the Trust and cease to retain BISYS Fund Services' files, records and documents created and maintained by BISYS Fund Services pursuant to this Agreement which are no longer needed by BISYS Fund Services in the performance of its services or for its legal protection. If not so turned over to the Trust, such documents and records will be retained by BISYS Fund Services for six years from the year of creation. At the end of such six-year period, such records and documents will be turned over to the Trust unless the Trust authorizes in writing the destruction of such records and documents.

         16. BANK ACCOUNTS. The Trust and a Fund shall establish and maintain such bank accounts with such bank or banks as are selected by the Trust, as are necessary in order that BISYS Fund Services may perform the services required to be performed hereunder. To the extent that the performance of such services shall require BISYS Fund Services directly to disburse amounts for payment of dividends, redemption proceeds or other purposes, the Trust and a Fund shall provide

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THE HIGHMARK GROUP             TRANSFER AGENCY AND SHAREHOLDER SERVICE AGREEMENT
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such bank or banks with all instructions and authorizations necessary for BISYS
Fund Services to effect such disbursements.

         17. REDEMPTION OF SHARES. BISYS Fund Services shall process instructions from the shareholders of the Trust to redeem shares of the Trust as the agent for the Trust.

         18. REPRESENTATIONS OF THE TRUST. The Trust certifies to BISYS Fund Services that: (1) as of the close of business on the Effective Date, each Fund has authorized unlimited shares and (2) by virtue of its Declaration of Trust, shares of each Fund which are redeemed by the Trust may be sold by the Trust from its treasury and (3) this Agreement has been duly authorized by the Trust and, when executed and delivered by the Trust, will constitute a legal, valid and binding obligation of the Trust, enforceable against the Trust in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties.

         19. REPRESENTATIONS OF BISYS FUND SERVICES. BISYS Fund Services represents and warrants that the various procedures and systems which BISYS Fund Services has implemented with regard to safeguarding from loss or damage attributable to fire, theft, or any other cause of the blank checks, records, and other data of the Trust and BISYS Fund Services' records, data, equipment facilities and other property used in the performance of its obligations hereunder are adequate and that it will make such changes therein from time to time as are required for the secure performance of its obligations hereunder.

         20. INSURANCE. BISYS Fund Services shall use reasonable efforts to obtain insurance covering the services to be performed by it under this Agreement and shall notify the Trust in the event it is unable to do so within 90 days after the Effective Date of this Agreement. Thereafter, BISYS Fund Services shall notify the Trust should any of its insurance coverage be changed for any reason. Such notification shall include the date of change and the reasons therefor. BISYS Fund Services shall notify the Trust of any material claims against it with respect to services performed under this Agreement, whether or not they may be covered by insurance, and shall notify the Trust from time to time as may be appropriate of the total outstanding claims made by BISYS Fund Services under its insurance coverage.

         21. INFORMATION TO BE FURNISHED BY THE TRUST. The Trust has furnished to BISYS Fund Services the following:

         a. Copies of the Declaration of Trust of the Trust and of any amendments thereto, certified by the proper official of the state in which such Declaration has been filed.

         b.    Copies of the following documents:

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THE HIGHMARK GROUP             TRANSFER AGENCY AND SHAREHOLDER SERVICE AGREEMENT
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               (i)     The Trust's Code of Regulations and amendments thereto.

               (ii) Certified copies of resolutions of the Board of Trustees covering the following matters:

                       (A) Approval of this Agreement, authorization of a specified officer of the Trust to execute and deliver this Agreement and authorization for specified officers of the Trust to instruct BISYS Fund Services hereunder; and

                       (B) Authorization of BISYS Fund Services to act as Registrar, Transfer Agent and Dividend Disbursing Agent for the Trust.

         c. A list of all the officers of the Trust, together with specimen signatures of those officers who are authorized to instruct BISYS Fund Services in all matters.

         d. Two copies of the following (if such documents are employed by the Trust):

               (i) Prospectuses for each Fund and the Statement of Additional Information of the Trust;

               (ii)    Distribution Agreement;

               (iii)   Investment Advisory Contract; and

               (iv) All other forms commonly used by the Trust or its Distributor with regard to their relationships and transactions with shareholders of the Trust.

         e. A certificate as to shares of beneficial interest of the Trust authorized, issued, and outstanding as of the Effective Date of BISYS Fund Services' appointment as Transfer Agent (or as of the date on which BISYS Fund Services' services are commenced, whichever is the later date) and as to receipt of full consideration by the Trust for all shares outstanding, such statement to be certified by the Treasurer of the Trust.

         22. INFORMATION FURNISHED BY BISYS FUND SERVICES. BISYS Fund Services has furnished to the Trust the following:

         a.    BISYS Fund Services' Articles of Incorporation.

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THE HIGHMARK GROUP             TRANSFER AGENCY AND SHAREHOLDER SERVICE AGREEMENT
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         b.    BISYS Fund Services' By-Laws and any amendments thereto.

         c. Certified copies of actions of BISYS Fund Services covering the following matters:

               (i) Approval of this Agreement, and authorization of a specified officer of BISYS Fund Services to execute and deliver this Agreement; and

               (ii) Authorization of BISYS Fund Services to act as Transfer Agent and Shareholder Servicing Agent for the Trust.

         23. AMENDMENTS TO DOCUMENTS. The Trust shall furnish BISYS Fund Services written copies of any amendments to, and changes in, any of the items referred to in Section 21 hereof forthwith upon such amendments and changes becoming effective. In addition, the Trust agrees that no amendments will be made to the Prospectus of a Fund or the Statement of Additional Information of the Trust which might have the effect of changing the procedures employed by BISYS Fund Services in providing the services agreed to hereunder or which amendment might affect the duties of BISYS Fund Services hereunder unless the Trust first obtains BISYS Fund Services' approval of such amendments or changes.

         24. RELIANCE ON AMENDMENTS. BISYS Fund Services may rely on any amendments to or changes in any of the documents and other items to be provided by the Trust pursuant to Sections 21 and 23 of this Agreement and a Fund will indemnify and hold harmless BISYS Fund Services from and against any and all claims, demands, actions, suits, judgments, liabilities, losses, damages, costs, charges, counsel fees and other expenses of every nature and character which may result from actions or omissions on the part of BISYS Fund Services with respect to such Fund in reliance upon such amendments and/or changes. Although BISYS Fund Services is authorized to rely on the above-mentioned amendments to and changes in the documents and other items to be provided pursuant to Sections 21 and 23 hereof, BISYS Fund Services shall be under no duty to comply with or take any action as a result of any of such amendments or changes unless the Trust first obtains BISYS Fund Services' written consent to and approval of such amendments or changes.

         25. COMPLIANCE WITH LAW. Except for the obligations of BISYS Fund Services set forth in Section 12 hereof, the Trust assumes full responsibility for the preparation, contents and distribution of each Prospectus of the Trust as to compliance with all applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Investment Company Act of 1940, as amended, (the "1940 Act") and any other laws, rules and regulations of governmental authorities having jurisdiction. BISYS Fund Services shall have no obligation to take cognizance of any laws relating to the sale of the Trust's shares. The Trust represents and warrants that no shares of the Trust will be offered to the public until the Trust's registration statement under the Securities Act and the 1940 Act has been declared or has become effective.

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THE HIGHMARK GROUP             TRANSFER AGENCY AND SHAREHOLDER SERVICE AGREEMENT
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         26.   NOTICES. Any notice provided hereunder shall be sufficiently given when sent by registered or certified mail to the party required to be served with such notice, at the following address:

         1900 East Dublin-Granville Road
         Columbus, OH 43229

or at such other address as such party may from time to time specify in writing to the other party pursuant to this Section.

         27. HEADINGS. Paragraph headings in this Agreement are included for convenience only and are not to be used to construe or interpret this Agreement.

         28. ASSIGNMENT. This Agreement and the rights and duties hereunder shall not be assignable with respect to a Fund by either of the parties hereto except by the specific written consent of the other party. This Section 28 shall not limit or in any way affect BISYS Fund Services' right to appoint a Subtransfer Agent pursuant to Section 1 hereof.

         29. GOVERNING LAW. This Agreement shall be governed by and provisions shall be construed in accordance with the laws of the Commonwealth of Massachusetts.

         30. LIMITATION OF LIABILITY OF THE TRUSTEES AND SHAREHOLDERS. A copy of the Declaration of Trust of the Trust is on file with the Secretary of The Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Trustees of the Trust as trustees and not individually, and that the obligations of this instrument are not binding upon any of the Trustees or shareholders individually but are binding only upon the assets and property of the Trust.

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THE HIGHMARK GROUP             TRANSFER AGENCY AND SHAREHOLDER SERVICE AGREEMENT
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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed all as of the day and year first above written.

[SEAL]

                                            THE HIGHMARK GROUP

                                            By:/s/ Cynthia L. Lindsey
                                               ---------------------------
                                               Name:  Cynthia L. Lindsey
                                               Title: Vice President


                                            BISYS FUND SERVICES OHIO, INC.

                                            By:/s/ Stephen G. Mintos
                                               ---------------------------
                                               Name:  Stephen G. Mintos
                                               Title: Executive Vice President


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
THE HIGHMARK GROUP                                                    SCHEDULE A
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                                  NAME OF FUND

                 The HighMark California Tax-Free Fund
                 The HighMark Diversified Obligations Fund
                 The HighMark Tax-Free Fund
                 The HighMark U.S. Government Obligations Fund
                 The HighMark 100% U.S. Treasury Obligations Fund
                 The HighMark Balanced Fund
                 The HighMark Growth Fund
                 The HighMark Income Equity Fund
                 The HighMark Bond Fund
                 The HighMark Government Bond Fund
                 The HighMark Income and Growth Fund
                 The HighMark Municipal Bond Fund
                 The HighMark California Municipal Bond Fund

                                           THE HIGHMARK GROUP

                                           By: /s/ Cynthia L. Lindsey
                                               --------------------------
                                               Name:  Cynthia L. Lindsey
                                               Title: Vice President


                                           BISYS FUND SERVICES OHIO, INC.

                                           By: /s/ Stephen G. Mintos
                                               --------------------------
                                               Name:  Stephen G. Mintos
                                               Title: Executive Vice President


Dated:  As of August 1, 1995

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
THE HIGHMARK GROUP                                                    SCHEDULE B
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                            TRANSFER AGENCY SERVICES

I.   RECORD MAINTENANCE.

BISYS Fund Services shall provide full maintenance of all shareholder records for each account in the Trust. Such records will include:

A.   Share balances;

B. Account transaction history, including dividends paid and the date and price for all transactions;

C. Name and address of the record shareholder, including zip codes and tax identification numbers (but shall not include responsibility for obtaining certified tax identification numbers or impending backup withholding);

D.   Records of distributions and dividend payments;

E.   Transfer records; and

F.   Overall control records.

II.  REGULAR DAILY OPERATIONS.

BISYS Fund Services shall perform the following functions:

A. Process new accounts on the shareholder file by processing directly from the dealer;

B. Process additional purchases to the records of accounts already on the shareholder file. In such instances, on the dealer's instructions, allocate investor payments among the Funds;

C.   Transfer of shares upon the receipt of proper instructions from dealer; and

D.   Process changes of dealer/representative on accounts.

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
THE HIGHMARK GROUP                                                    SCHEDULE B
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III. PERIODIC OPERATIONS.

A. Upon receipt of instructions as to payment of dividends and distributions, which may be standing instructions, compute distributions and inform the Trust of the amount to be reinvested in additional shares;

B.   Process redemptions as instructed by dealer;

C.   Mail semi-annual and annual Trust and/or Fund reports and prospectuses;

D. Produce transcripts of account history as requested by the Trust or by the dealer; and

E.   Prepare and file Forms 1099 with Internal Revenue Service.

IV.  CONTROLS.

A. Maintain all balance controls daily and produce monthly summaries expressed in:

     1.   shares; and

     2.   dollar amounts.

V.   SPECIAL SERVICES INCLUDED.

A. Prepare envelopes/labels (from address data supplied by dealer as to transmission accounts) and mail proxy statements; tabulate and certify votes from returned ballots.

                                             THE HIGHMARK GROUP

                                             By: /s/ Cynthia L. Lindsey
                                                 --------------------------
                                                Name: Cynthia L. Lindsey
                                                Title: Vice President


                                             BISYS FUND SERVICES OHIO, INC.

                                             By: /s/ Stephen G. Mintos
                                                 --------------------------
                                                 Name:  Stephen G. Mintos
                                                 Title: Executive Vice President

Dated: As of August 1, 1995

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
THE HIGHMARK GROUP                                                    SCHEDULE C
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                                     REPORTS

I.   Daily Activity Report (liquidations processed that day)

II.  Daily Share Summary Report (by Fund)

A.   Beginning balance

B.   Liquidations

C.   Payments

D.   Exchanges

E.   Adjustments

F.   Ending balance

III. Daily Proof Sheet Summary and Transaction Register

IV. Daily Share Reconciliation Report (reconciling Share Summary Report to Daily Proof Summary Sheet)

V.   Weekly Position Reports (showing all account balances)

VI.  Monthly Dividend Reports

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
THE HIGHMARK GROUP                                                    SCHEDULE C
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     VII. Report by independent public accountants concerning BISYS Fund
Services' accounting system and internal accounting controls, at such times as the Trust may reasonably require. These reports shall be of sufficient detail and scope to provide reasonable accuracy that any material inadequacies would be disclosed by such examination and, if there are no such inadequacies, shall so state.

                                            THE HIGHMARK GROUP

                                            By: /s/ Cynthia L. Lindsey
                                               ---------------------------
                                               Name:  Cynthia L. Lindsey
                                               Title: Vice President


                                            BISYS FUND SERVICES OHIO, INC.

                                            By: /s/ Stephen G. Mintos
                                               ---------------------------
                                               Name:  Stephen G. Mintos
                                               Title: Executive Vice President


Dated: As of August 1, 1995

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
THE HIGHMARK GROUP                                                    SCHEDULE D
--------------------------------------------------------------------------------


                               TRANSFER AGENT FEES

ANNUAL FEES:

       Daily dividend base fee...................  $16 per shareholder
       Non-daily dividend base fee...............  $14 per shareholder

ANNUAL MINIMUMS:

       INSTITUTIONAL TRANSFER AGENT SERVICES:

       Per class for less than 100 shareholders.......  $ 10,000
       Per class for 100 to 499 shareholders..........  $ 18,000
       Per class for 500 or more shareholders.........  $ 24,000

       RETAIL TRANSFER AGENT SERVICES:
       This schedule applies to any portfolio or class with any of the following features: combined statementing, 12b-1 fees, load features, check writing, auto-invest or auto- withdrawal processing or special database reports.

       Per class for less than 100 shareholders..............  $ 18,000
       Per class for 100 to 499 shareholders.................  $ 24,000
       Per class for 500 or more shareholders................  $ 36,000

       MULTIPLE CLASSES OF SHARES:
       Classes of shares which have different net asset values or pay different daily dividends will be treated as separate classes, and the fee schedule above, including the appropriate minimums, will be charged for each separate class.

       ADDITIONAL SERVICES:
       Additional services such as IRA processing are subject to additional fees which will be quoted upon request. Programming costs or database management fees for special reports or specialized processing will be quoted upon request.

       OUT-OF-POCKET CHARGES:
       Out-of-pocket costs, including postage, Tymnet charges, statement/confirm paper and forms, and microfiche, will be added to the transfer agent fees.

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
THE HIGHMARK GROUP                                                    SCHEDULE D
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     The term "Accounts" refers to shareholder accounts of record. The number of
Accounts for purposes of determining the Annual Minimum Fee Per Class of Shares is calculated on a monthly basis.

                                            THE HIGHMARK GROUP

                                            By: /s/ Cynthia L. Lindsey
                                                --------------------------
                                                Name:  Cynthia L. Lindsey
                                                Title: Vice President


                                            BISYS FUND SERVICES OHIO, INC.

                                            By: /s/ Stephen G. Mintos
                                                --------------------------
                                                Name:  Stephen G. Mintos
                                                Title: Executive Vice President


Dated: As of August 1, 1995


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